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IMPORTANT NOTICE

Dear Customer:

Please read this document carefully to understand its contents. Should you need any clarification or have any question, please feel free to contact our official responsible for this document or seek proper advice from any advisor or consultant as you deem appropriate.

CITIBANK, N.A. BANGKOK BRANCH/CITICORP LEASING (THAILAND) LTD.  BANGKOK

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          GUARANTEE TO CITIBANK, N.A./CITICORP LEASING (THAILAND) LTD.
                                (Limited Amount)

1. In consideration of Citibank, N.A., a national Banking association duly constituted, registered and in existence in accordance with the laws of the United States of America and Citicorp Leasing (Thailand) Ltd., a limited company registered under the laws of Thailand (hereinafter collectively referred to as the "Lenders" which expression shall include the successors and assigns) jointly or separately making and continuing advances or otherwise giving credit or affording Banking and/or financial facilities and accommodation or not terminating or withdrawing any such advance credit or Banking and/or financial facilities or accommodation already made or given for as long as the Lenders may think fit to King Power Duty Free Co., Ltd. a juristic entity having an office at 989 Siam Tower 26, 27 Floor, Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis
         (hereinafter individually and/or collectively, as the case may be, referred to as the "Customer") I/We the undersigned guarantor(s) Mr. Vichai Raksriaksorn, a natural person and Mr. Viratana Santaranond a natural person and, if more than one, each of us jointly and severally, hereby guarantee payment on demand upon me/us and hereby agree to be jointly and severally bound to the Lenders with the Customer as a principal debtor and not merely as surety for all money and liabilities whether certain or contingent now or hereafter owing or incurred to the Lenders from or by the Customer on any current or other account, any borrowing, advances, credits, Banking and/or financial facilities or accommodations, loan facility, letter of credit, guarantee, credit extension or in any other manner whatever whether as principal or surety and whether alone or jointly with any other person and in whatever name or type of organization including but not limited to:

         a. in the case of the death, Bankruptcy or liquidation of the Customer all sums which would at any time have been owing to the Lenders by the Customer if such death had occurred or such Bankruptcy or liquidation had taken place respectively at the time when the Lenders receives actual notice thereof and notwithstanding such death, Bankruptcy or liquidation;
         b. all money obtained from or liabilities incurred to the Lenders notwithstanding that the borrowing or incurring of such liabilities may be invalid or in excess of the powers of the Customer or of any director, attorney, agent or other person purporting to borrow or act on behalf of the customer and notwithstanding any other irregularity in such borrowing or incurring of such liabilities;

         c.       in the  event  of the  discontinuance  by any  means  of  this guarantee,  all cheques,  drafts,  bills, notes and negotiable instruments drawn by or for the account of the Customer on the
                  Lenders or its agents and  purporting to be dated on or before the date when such discontinuance becomes known to the Lenders or its  agents  and all  liabilities  of the  Customer  to the
                  Lenders at such date whether certain or contingent and whether payable forthwith or at some future time or times and also all credit then established by the Lenders for the Customer;
         together with interest at such rate as may from time to time be agreed between the Customer and the Lenders or charged by the Lenders (hereinafter referred to as the prescribed rate) on all such debts and liabilities to the date of payment with money rates (whether the relation of lenders and customer has ceased or not), commissions
         Banking and/or financial charges, legal and other costs, charges, damages and expenses whether incurred in enforcing or seeking to enforce any security for, or obtaining or seeking to obtain payment of all or any part of, the money hereby guaranteed or otherwise howsoever. Such debts shall be deemed to be owing from me/each of us as principal debtor and not merely as surety notwithstanding any defect, informally or insufficieny in the borrowing powers of the Customer or in the exercise thereof which might be a defence as between the customer and the Lenders. PROVIDED that notwithstanding the other terms hereof the total sum of principal only recoverable from me/us hereunder or, if more than one, form each of us separately is limited to the principal sum of Baht 120,000,000.00 (One hundred twenty million Baht) (hereinafter referred to as "the said limit of principal") owing to the Lenders plus interest, commissions, Banking and/or financial charges, accessories, legal and other costs and expenses owing by the Customer to or incurred by the Lenders as aforesaid at the date that demand for the same is made by the Lenders or discontinuance by any means of this guarantee howsoever such sum is arrived at with interest thereon at the prescribed rate from the date of demand or discontinuance as aforesaid.

2. If I/we shall, for any reason whatsoever, fail to promptly pay to the Lenders on demand any or all indebtedness or such other sums due and payable under this guarantee, I/we shall, to the extent permitted by the applicable law, be liable to pay and satisfy to the Lenders interest on any or all such outstanding amount, at the maximum interest rate the Lenders is permitted under the applicable laws and regulations to charge on loan applicable during the relevant period of time, until the indebtedness and such other sums due are fully paid. Any interest which is due but unpaid for not less than one (1) year shall be included as principal and bear interest at the foregoing interest rate.

3. The lenders shall have the right to, but is not required to, take action against me/us in relation to this guarantee whether or not the Lenders has made demand to the Customer and/or any other security provided and/or taken action against the customer or the security in relation to the obligations of the Customer owing to the Lenders nor any other means of payment have been or can be resorted to.

4. If any or all indebtedness or any sums payable hereunder are in a currency or currencies other than the currency of Thailand (such foreign currency(ies) will in this Clause be referred to as the "Contractual Currency"), the liabilities of me/us under this guarantee shall be to pay the Lenders the full amount thereof in the Contractual Currency. If the Lenders shall, in its sole discretion, allow me/us, or if I/we shall be required by law, to make such payment in the currency of Thailand or either (should the place of payment be in a country other than Thailand) in the currency of any other country of payment, the liabilities of me/us shall be to pay the Lenders in such currency a sum which shall, after deduction of any applicable exchange fees, charges, taxes and/or duties, and after conversion into the Contractual Currency at the spot exchange rate quoted by the Lenders's or quoted by any other Lenders acceptable to the Lenders on the conversion day at the place of payment, result in the Lenders's receiving the full amount in the contractual Currency.

         If any or all indebtedness in the Contractual Currency is converted into a currency other than the Contractual Currency, whether by order or judgment of a court, whether in a civil proceeding or Bankruptcy proceeding in respect of the Customer (including, but not limited to, conversion required by Section 98 of the Bankruptcy Act), the liabilities of me/us under the above paragraph shall continue to be in full force and effect notwithstanding such conversion is made by such order, judgment or in the course of such judicial proceedings.

5.       I/We and each of us hereby represent and warrant to the Lenders that:
         5.1 in case I/we am/are (a) juristic entity(ies), I/we has/have obtained and will maintain in full force and effect all authorizations, consents and authorities required or desirable in connection with this guarantee and for the due performance of all obligations hereunder;
         5.2 the execution, the exercise of the Lenders's rights and the performance of my/our obligations hereunder shall not:

                  a. in case I/we am/are (a) juristic entity(ies) contravene the Memorandum or Articles of Association, as applicable;
                  b. contravene any agreement or obligation binding upon me/us or applicable to my/our assets or revenues;
                  c. result in the acceleration or cancellation of any agreement or obligation in respect of my/our debt; or
                  d. involve any act, matter, thing or event which constitutes (or which would, with the giving of notice, the passage of time and/or the fulfilment of any other condition, constitute) an event of default or prepayment, cancellation or similar event under any agreement to which I/we am/are (a) party(ies) or obligation binding on me/us;

         5.3. no litigation, arbitration, administrative proceeding or other procedure for the resolution of disputes is currently taking place pending or to the knowledge of me/us, threatened against me/us or my/our assets or revenues involving any claim against me/us; and
         5.4. I/we hereby undertake to obtain and maintain in full force, validity and effect all governmental and other approvals, authorities, licences and consents (if any) required in connection with this guarantee, and do or cause to be done all other acts and things necessary or desirable for the performance of all the obligations of me/us pursuant to this guarantee including without limitation, governmental approvals required on me/us for any payment to be made hereunder including, without limitation, foreign exchange and transfer permits for payment due hereunder.

6. I/We and each of us hereby agree and acknowledge that I/we have none of the rights mentioned in Sections 687, 688, 689, 690, 694, 697, 698, 699 and 700 of the Civil and Commercial Code of Thailand, and unconditionally and irrevocably waive all of the following:

         6.1 Presentment, demand, protest or notice or protest of dishonour, nonpayment or other default in respect of any notes, bills, negotiable instruments or other obligations guaranteed hereby;
         6.2 Any requirement that the Customer need first be called upon to perform its obligations to the Lenders even if I/we could prove that the customer has the means to perform;
         6.3 Any requirement that the Lenders prior to enforcing any right against me/us, take proceedings or exercise of exhaust any rights or remedies against the customer or against any other person, property or security, including any other guarantor or person liable for any part of the liabilities hereby guaranteed;
         6.4 Any right which the customer may have to raise defences to which the Customer may be entitled against the Lenders including any defence that the lenders or its representatives may have been incapacitated or unauthorised to incur all or any of the obligations hereby guaranteed or incurred all or any of such obligation by mistake;
         6.5 The absence of or any informality or irregularity in the borrowing powers of the Customer or the exercise thereof;
         6.6 Any right of subrogation with respect to the obligations guaranteed hereby until the Lenders shall have received payment in full thereof; and
         6.7 Any defence or right consequent upon any extension of time granted by the Lenders in exercising any right against the customer.

7. This guarantee shall not be considered as satisfied by any intermediate payment or satisfaction of the whole or any part of any sum owing as aforesaid but shall be a continuing security and shall extend to cover any sum or sums of money which shall for the time being constitute the balance due from the Customer to the Lenders in any manner as hereinbefore mentioned.

8. All sums payable by me/us, under or pursuant to this guarantee, shall be paid in full without set-off or counterclaim and, to the extent permitted by law, without deduction or withholding for or on account of any tax. In the event of I/we being required by any law or regulation to make any deduction or withholding from any payment to the Lenders, then I/we shall promptly pay to the Lenders such additional amounts as will result in the receipt by the Lenders of the net amount equal to the full amount which would otherwise have been received had no deduction or withholding been required.

9. This guarantee may be enforced by the Lenders at any time by notice in writing requiring payment notwithstanding that any bills or other instruments covered by it may be in circulation or outstanding, and the Lenders may include the amount of the same or any of them in the general balance owing to the Lenders by the Customer at the Lenders's option.

10. This guarantee shall be in full force and binding as a continuing guarantee upon me/us and my/our representatives as the case may be notwithstanding any change in the name, style or constitution of the Customer howsoever such change in the name, style or constitution of the Customer shall be effected and notwithstanding the death or disability or liquidation of me/us.

         I/We and my/our executors, administrators, liquidators or other legal representatives as the case may be shall remain bound by this guarantee to pay to the Lenders on demand any outstanding liabilities or obligations, not exceeding the limit of this guarantee, due from the Customer to the Lenderd until payment of the same has been made in full to the Lenders.

11. Notwithstanding that the Customer is a committee or association or other unincorporated body which has no legal existence or which is under no legal liability to discharge obligations undertaken or purported to be undertaken by it or its behalf, this guarantee shall be valid and binding on me/us and have effect as though I/we was/were a principal debtor.

12. In the event of the dissolution of any juristic person hereby secured this guarantee shall apply to all money borrowed and liabilities incurred in the juristic person's name until receipt by the Lenders of actual notice of such dissolution. If howsoever the dissolution be by reason only of the amalgamation of the juristic person with another juristic person or be in consequence of a corporation taking over all the assets of the juristic person this guarantee shall continue and in addition to the debts and liabilities of the old juristic person shall apply to all money and liabilities due or incurred to the juristic person from or by the new juristic person or corporation as aforesaid constituted as though there had been no change in the juristic person as previously constituted but nothing herein shall constitute any liability or undertaking on the part of the Lenders to grant or continue to make advances or otherwise give credit or offer Banking and/or financial facilities or accommodation in any of such events.

13. I/We and, if more than one, each of us hereby expressly give my/our consent(s) to the Lenders at all times without prejudice to this guarantee and without discharging or in any way affecting my/our liability(ies) hereunder and without any notice to me/us the right to:-

         a. terminate, vary or increase any advance, credit, Banking and/or financial facilities or accommodation or the manner in which the same is applied or utilised;
         b.       grant  to the  customer  or to any  other  person  any time or indulgence;
         c.       renew any bills, notes or other negotiable instruments;
         d. take any other security or guarantees from the customer or any other person;
         e. deal with, exchange, release, modify or abstain from taking, perfecting, or correcting any invalidity in enforcing any security or other guarantees or rights which the Lenders may now or hereafter have from or against the Customer or any other person; and
         f. compound, compromise and make any arrangement with the Customer or with any other person or guarantor.

14. Any money received hereunder may be placed and kept to the credit of suspense account for so long as the Lenders thinks fit without any obligation in the meantime to apply the same or any part thereof in or towards discharge of any money or liabilities due or incurred by the Customer to the Lenders. Notwithstanding any such payment, in the event of any proceedings in or analogous to Bankruptcy, liquidation, composition or arrangement the Lenders may prove for and agree to accept any dividend or composition in respect of the whole or any part of such money and liabilities in the same manner as if this guarantee had not been given.

15. I/We hereby agree that I/we will not (except on the written direction of the Lenders and in such manner and on such term as the Lenders may require) exercise any right that I/we may have in relation to the insolvency, dissolution, liquidation or winding-up or any analogous proceedings of the Customer or any other guarantor until all guaranteed sums have been paid, discharged or satisfied in full.

16. Until all money and liabilities due or incurred by the Customer to the Lenders shall have been paid or discharged I/we will not by paying off any sum recoverable hereunder or by any other means or any other ground claim any set-off or counterclaim against the Customer or any other guarantor in respect of any liability of the Customer or any other guarantor to me/us or claim or prove in competition with the Lenders in respect of any payment by me/us hereunder or be entitled to claim or have the benefit of any set-off, counterclaim or proof against dividend, composition or payment by the Customer or any other guarantor or his estate or the benefit of any other security which the lenders may now or hereafter hold for any money or liabilities due or incurred by the Customer or any other guarantor to the Lenders or to have any share therein.

17. This guarantee shall be in addition to and not in substitution any of us for any other guarantee for the Customer given by me/us/any of us to the Lenders.

18. Any security now or hereafter held by or for me/us or any of us from the Customer in respect of my/our liability hereunder shall be held on behalf of the Lenders and as security for my/our liability hereunder.

19. The Lenders, shall so long as any liability remains outstanding hereunder have the right to set-off against the same all money now or hereafter standing to my/our credit with the Lenders whether on any current or other account and I/we hereby agree to provide to the Lenders the proper and enforceable form of security on all and any stock or share certificates, title deeds or other security belonging to me/us under my/our control which have been or will in the future be deposited with the Lenders for any purpose.

20. I/We shall not be discharged or released from this guarantee by any arrangement made after this guarantee or any dealing between the Customer and the Lenders or by any variation or alteration in any agreement between the Customer and the Lenders for the making of advances or otherwise giving credit or affording Banking and/or financial facilities to the Customer by the Lenders and I/we hereby give my/our express consent thereto.

21. In order to give full effect to the provisions of this guarantee I/we/each of us hereby waive all rights inconsistent with such provisions and which I/we might otherwise as surety/sureties be entitled to claim and enforce and I/we/each of us declare that the Lenders shall be at liberty to act as though I/we was/were a principal debtor to the Lenders for all payments guaranteed by me/us as aforesaid to the Lenders and, in the case of more than one guarantor or intended guarantor hereunder, notwithstanding:

         a. the failure of any one or more of us, the intended guarantors, to complete this guarantee; or
         b. the fact that for any reason whatsoever the signature of any one or more of us, the intended guarantors, to this guarantee shall not bind it or him or his estate; or
         c. the release by the Lenders of any one or more of us from further liability under this guarantee; the remainder of us shall be bound by this guarantee and it shall be and remain a continuing security as to the other or others of us.

22. The Lenders shall be under no liability to marshal in my/our favour any securities or any of the funds or assets which the Lenders may be entitled to receive or upon which the Lenders has a claim.

23. Any Notice or demand hereunder shall be deemed to have been sufficiently given if sent by prepaid letter post to my/our address last known to the Lenders and stated hereon and shall be assumed to have reached me/us in the course of post. In case of my/our death insolvency or liquidation as the case may be and until the Lenders receives notice in writing of the grant of probate of my/our will or of administration of my/our estate or the appointment of a receiver of liquidator as the case may be, any notice or demand by the Lenders sent by post as aforesaid addressed to my/our personal or legal representatives as the case may be this address last known to the Lenders or stated hereon shall for all purposes of this guarantee be deemed a sufficient notice of demand by the Lenders to me/us

24. A certificate by an officer of the Lenders as to the money and liabilities for the time being due or incurred to the Lenders from or by the Customer or any admission or acknowledgemet in writing by the Customer or by any person authorised by the Customer of the amount of indebtedness of the Customer to the Lenders and any judgement recovered by the Lenders against the customer in respect to such indebtedness shall be binding and conclusive on me/us and my/our executors, administrators, liquidators or other legal representatives and all courts of law and elsewhere and shall be conclusive evidence in any legal proceedings against me/us or my/our personal or legal representatives.

25. This guarantee shall be in addition to and shall not be in any way prejudice or affected by any collateral or other security now or hereafter held by the Lenders for all or any pat of the money guaranteed nor shall such collateral or other security or any lien to which the Lenders may be otherwise entitled or the liability of any person or persons not parties hereto for all or any part of the monies hereby secured by in anywise prejudiced or affected by this present guarantee. The Lenders shall have full power at its discretion to give time for payment to or make any other arrangement with any such other person or persons without prejudice to this present guarantee or any liability hereunder and I/we give my/our consent thereto. The money received by the Lenders from me/us or the Customer or any person or persons liable to pay the same may be applied by the Lenders to any account or item of account or to any transaction to which the same may be applicable.

26. This guarantee shall not be terminated by the Lenders being absorbed by or amalgamating with or taking over any other Lenders or firm or corporation but shall endure and be available for past and subsequent advances and all other purposes for or by the absorbing or amalgamated company so concern.

27. In these clauses where the context so permits the singular includes the plural and vice versa and the masculine includes the feminine and neuter genders and "person" includes a juristic person.

28. No. assurance, security or payment of whichever form and no release, settlement or discharge which may have been given on the faith of any such assurance, security or payment shall prejudice or affect the Lenders's right to recover from me/us to the full extent of this guarantee as if such assurance, security, payment, release settlement or discharge (as the case may be) had never been granted, given or made.

29. If at any time any provision of this guarantee is or becomes illegal, invalid, void or unenforceable in any respect under the applicable law, the legality, validity or enforceability of the remaining provisions of this guarantee shall not in any way be affected or impaired by such provision.

30. This guarantee shall be governed by and construed in all respect in accordance with the laws of Thailand.

Dated this 15 day of November 2000

THE GUARANTOR(S)
NATURAL PERSONS (INDIVIDUALS)


1.  Signed:       -signed-                      Signed:.........................
                                                Spouse's Countersignature
Name:    Mr. Vichai Raksriaksorn                Name:...........................
Address: 20 Sukhumvit 64, Sukhumvit Road,       Address:........................
         Bang Chak Sub-district,                ................................
         Phra Khanong District,                 ................................
         Bangkok Metropolis                     ................................
I/D No. 3100800266220                           I/D No..........................
Place of Issue:  Phra Khanong District          Place of Issue:.................
                 Bangkok Metropolis             ................................
Date of Issue:  21/03/1996                      Date of Issue:..................
Witness:               -signed-                 Witness:........................
             Hathyakanta Techakamphousha

1.  Signed:       -signed-                      Signed:.........................
                                                Spouse's Countersignature
Name:    Mr. Viratana  Suntaranond              Name:...........................
Address: 141-143-145 Soi Sukha 1 Road           Address:........................
         Wat Ratchabophit Sub-district,         ................................
         Phra Nakhon District,                  ................................
         Bangkok Metropolis                     ................................
I/D No. 3100100383011                           I/D No..........................
Place of Issue:  Phra Nakhon District           Place of Issue:.................
                 Bangkok Metropolis             ................................
Date of Issue:  29/12/1995                      Date of Issue:..................
Witness:            -signed-                    Witness:........................
           Hathyakanta Techakamphousha

3.  Signed:...........................          Signed:.........................
                                                Spouse's Countersignature
Name:.................................          Name:...........................
Address:..............................          Address:........................
 ......................................          ................................
 ......................................          ................................
 ......................................          ................................
I/D No................................          I/D No..........................
Place of Issue:.......................          Place of Issue:.................
 ......................................          ................................
Date of Issue:........................          Date of Issue:..................
Witness:..............................          Witness:........................

THE GUARANTOR(S)
JURISTIC ENTITIES (COMPANIES, PARTNERSHIP)

        1.              ............................................Ltd.

              By........................................Authorized Signatory

              Name:.....................................

                                                        (Seal)

              By........................................Authorized Signatory

              Name:.....................................

              Witness:..................................


        2.              ............................................Ltd.

              By........................................Authorized Signatory

              Name:.....................................

                                                        (Seal)

              By........................................Authorized Signatory

              Name:.....................................

              Witness:..................................


        3.              ............................................Ltd.

              By........................................Authorized Signatory

              Name:.....................................

                                                        (Seal)

              By........................................Authorized Signatory

              Name:.....................................

              Witness:..................................